Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 www.mayerbrown.com

September 11, 2025

Volkswagen Auto Lease/Loan Underwritten Funding, LLC
1950 Opportunity Way, Suite 1500
Reston, Virginia 20190

Re:       Volkswagen Auto Lease/Loan Underwritten Funding, LLC
             Registration Statement on Form SF-3 (No. 333-276654)

Ladies and Gentlemen:

We have acted as special counsel to Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the offering of the Class A-1 Asset Backed Notes, the Class A-2-A Asset Backed Notes, the Class A-2-B Asset Backed Notes, the Class A-3 Asset Backed Notes and the Class A-4 Asset Backed Notes (collectively, the “Notes”) described in the final prospectus dated September 9, 2025 (the “Prospectus”), which has been filed with the Commission pursuant to Rule 424(b)(5) under the Act. As described in the Prospectus, the Notes will be issued by Volkswagen Auto Lease Trust 2025-B (the “Issuer”), a trust formed by the Company pursuant to a trust agreement between the Company, as depositor, and Deutsche Bank Trust Company Delaware, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

In that regard, we generally are familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and current drafts of the Indenture (including the form of the Notes included as an exhibit thereto), the Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the Transaction SUBI Trust Agreement, the Servicing Agreement, the SUBI Sale Agreement, the SUBI Transfer Agreement, the Asset Representations Review Agreement and the Administration Agreement (collectively, the “Transaction Documents”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership which operates in temporary association with Hong Kong partnership Johnson Stokes & Master) and Tauil & Chequer Advogados (a Brazilian law partnership).

Volkswagen Auto Lease/Loan Underwritten Funding, LLC Page 2

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and sold by the Company, and (c) payment of the agreed consideration for the Notes has been received by the Issuer, all in accordance with the terms and conditions of the related Transaction Documents and a definitive purchase, underwriting or similar agreement with respect to the Notes and in the manner described in the Prospectus, the Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York, the Delaware Statutory Act and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP